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                                                                  EXHIBIT 10.10

                               EMPLOYMENT CONTRACT

            THIS EMPLOYMENT CONTRACT (the "Contract") is effective as of the date on which Bromar Inc., a California Corporation, merges with any affiliate of Marketing Specialists Sales Company (the "Effective Date"), and is entered into by and between BROMAR INC. ("Bromar"), and JEFFREY B. HILL, an individual ("Executive").

                                 R E C I T A L S

            A. Bromar employs Executive as an at-will executive employee, and Executive currently serves as President of Bromar.

            B. Bromar and Executive desire to amend the terms of their currently existing employment relationship in order to provide additional benefits to each of them and in recognition of the valuable services Executive has rendered Bromar.

            C. Executive is willing and able to render the services herein provided for, and is willing to refrain from activities unfairly competitive with the business of Bromar on the terms set forth herein.

            NOW THEREFORE, Executive and Bromar mutually agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            For purposes of this Contract, capitalized terms shall have the meanings stated below.

            1.1 Board means the Board of Directors of Bromar.

            1.2 Cause means Executive's (i) willful refusal to perform the lawful duties of his office after reasonable written notice from the Board and opportunity to remedy such refusal; (ii) commission of any willful misconduct or
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grossly negligent act which has a significant adverse financial impact upon
Bromar; (iii) conviction of a felony; (iv) material breach of this Contract which is not remedied within thirty (30) days after written notice from the Board specifying such breach in reasonable detail; or (v) self-dealing to Bromar's detriment.

            1.3 Change of Control means a change of ownership or control of Bromar which would be required to be reported pursuant to Item 6(e) of Schedule 14A of Rule 14 of the Exchange Act if Bromar were registered under the Exchange Act, including (without limitation) the occurrence of any of the following events:

                  (i) the acquisition by any Person (or any group of related Persons acting in concert) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Bromar securities representing twenty percent (20%) or more of the total combined voting power of Bromar's then outstanding securities; or

                  (ii) a merger or consolidation in which securities representing twenty percent (20%) or more of the total combined voting power of Bromar's then outstanding securities are transferred to a Person or Persons different from the Persons holding those securities immediately prior to such merger or consolidation; or

                  (iii) the sale of all or substantially all of Bromar's assets in complete liquidation or dissolution of Bromar.

            1.4 Compete means either directly or indirectly to own, initiate, manage, operate, join, control, advise, consult with or participate in the ownership (other than ownership of less than five percent (5%) of the outstanding equity or capital or profit interests in any entity), operation, management or control of any business substantially similar to any line of business owned or operated by Bromar.

            1.5 Confidential Information means any non-public proprietary or confidential information of Bromar or its parent or subsidiary companies, including (without limitation) trade secrets; information concerning customers or principals (such as their buying or selling preferences or special needs), customer lists, records or research, proposals, reports, methods, techniques, financial information and other data, and other non-public information regarding Bromar and its parent or subsidiary


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companies or the existing and planned businesses, properties or affairs of
Bromar and its parent or subsidiary companies.

            1.6 Constructive Termination means the occurrence of any of the following events which result in Executive's subsequent resignation from employment with Bromar within the succeeding six (6) months:

                  (i) Bromar's material breach of this Contract which is not remedied within thirty (30) days after written notice from Executive specifying such breach in reasonable detail; or

                  (ii) the assignment to Executive of any duties of materially lesser status, dignity and character than his duties on the Effective Date.

            1.7 Contract Benefits means the following benefits which may become payable to Executive in accordance with the applicable provision of ARTICLE IV:

                  (i) a special salary continuation benefit in a dollar amount equal to the highest Salary level in effect for Executive at any time during the Employment Period. This amount shall be designated the Salary Contract Benefit and shall be paid at the time or times specified in the applicable provisions of ARTICLE IV. The total amount of Salary Contract Benefit payable shall be two full years' Salary.

                  (ii) provision of benefits to Executive or his Beneficiary equivalent to each of the employee benefits described in paragraph 2.2.4 and 2.2.5, on the terms therein stated. These clause (ii) benefits shall be designated the Employee Continuation Benefits and shall be provided for a two (2)-year period measured from the date of the Contract Payout Event.

                  (iii) continuation of Bromar's obligations to provide Executive or his Beneficiary with the benefits described in paragraph 2.2.6, but only to the extent those benefits are available under the plans then in effect. Bromar shall not, for example, be required to continue paying any car allowance to Executive following any Con-


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      tract Payout Event, since that program is available only to employees using their cars for Bromar business. Any clause (iii) benefits shall be provided until the second anniversary of the date of the Contract Payout Event.

                  (iv) provision to Executive of a mutually acceptable letter of reference.

                  (v) provision to Executive of outplacement services, at a cost to Bromar not to exceed fifteen percent of Executive's annual Salary.

            1.8 Contract Payout Event means any termination of employment which, pursuant to ARTICLE FOUR, triggers Executive's right to begin receiving some or all of the Contract Benefits.

            1.9 Employment Period means the period commencing on the Effective Date and continuing through September 30, 1999. On October 1, 1998 and on each October 1 thereafter, the Employment Period shall automatically be extended for two years, unless either party notifies the other in writing of his or its intention not to extend the Employment Period at least sixty (60) days before the next expiration date. The Employment Period may, however, be earlier terminated by Bromar or Executive in accordance with ARTICLE IV.

            1.10 Exchange Act means the Securities Exchange Act of 1934, as amended.

            1.11 Fiscal Year means Bromar's annual accounting period for financial accounting and reporting purposes. As of the Effective Date, such period begins on January 1 each year and ends on the next following December 31.

            1.12 Permanent Disability means any mental or physical illness, disease or condition which in the opinion of a physician skilled in the specialty does or will result in Executive's inability to perform the essential functions of his job for a period of six (6) consecutive months or more.

            1.13 Person means any individual corporation, partnership, business trust, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.


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            1.14 Prior Contracts means all prior employment agreements between
Executive and Bromar, whether express or implied, oral or written. Furthermore, if and when this Contract becomes effective, then the October 17, 1996 employment contract between Bromar and Executive will also be deemed a Prior Contract which is superseded by this Contract, regardless of whether that Prior Contract was executed before or after this Contract.

            1.15 Salary means the annual rate of base salary in effect for Executive for each Fiscal Year within the Employment Period. Such Salary shall be at the annual rate of Three Hundred Thousand Dollars ($300,000.00), subject to adjustment from time to time pursuant to Section 2.2.2. While bonuses or other employment benefits or remuneration may also be paid or payable by Bromar to Executive during the term of this Contract, such amounts are excluded from this definition of Salary.

                                   ARTICLE II

                  DUTIES AND BENEFITS DURING EMPLOYMENT PERIOD

            2.1 Duties. During the Employment Period, Executive shall serve as the President of Bromar or other capacity designated by the Chief Executive Officer or the Board, serving at the pleasure of the Chief Executive Officer and the Board until the termination of his employment as provided in ARTICLE IV. If and when Bromar merges with any affiliate of Marketing Specialists Sales Company ("MSSC"), Executive shall promptly be appointed to its Executive Committee and its Board of Directors. Consistent with those positions, Executive shall devote his full productive time, energies and abilities to Bromar's business, subject always to the authority of the Chief Executive Officer and the Board, and shall comply with published Bromar employee policies.

            2.2 Compensation and Benefits. The following compensation and benefits shall be payable to Executive for his service during the Employment
Period:

                  2.2.1 Salary. Bromar shall pay Executive his Salary in bi-weekly installments in accordance with Bromar's general practice and subject to legally required withholdings.


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                  2.2.2 Salary Review. The Salary payable to Executive for each
Fiscal Year commencing after December 31, 1996 shall be subject to annual review by the Board. The Salary level in effect for Executive for each Fiscal Year during the Employment Period shall not be less than the greater of (i) Three Hundred Thousand Dollars ($300,000.00) or (ii) the Salary level most recently determined by the Board pursuant to this Section 2.2.2. Executive understands that the requirement of annual review by the Board shall not be construed in any manner as an express or implied agreement by Bromar to raise his Salary.

                  2.2.3 Expense Reimbursement. Bromar shall promptly reimburse Executive, upon his submission to Bromar of adequate documentation, for all reasonable out-of-pocket business expenses, subject to Executive's compliance with Bromar's then-current expense reimbursement policies. If Bromar merges with any MSSC affiliate, MSSC shall continue to reimburse Executive for his reasonable commuting expenses to and from Seattle and Newport Beach, shall continue to pay the rent on Executive's Newport Beach apartment, and shall continue to pay him a living allowance of Five Hundred Dollars ($500.00) per month, until and unless MSSC and Executive mutually agree to modify or eliminate one or more of those benefits.

                  2.2.4 Group Insurance. Bromar shall provide group life and long term disability insurance to Executive and group medical, dental and hospital insurance to Executive and his eligible dependents, in each instance in the amount and on the terms made available to other senior executives of Bromar.

                  2.2.5 Profit Sharing Plan. Executive shall be a participant in all Bromar 401(k), profit sharing, and retirement plans, to the extent allowed by law and by the terms of those plans.

                  2.2.6 Other Benefits. By mutual agreement with Bromar, Executive may participate in additional employment benefits made available by Bromar; provided, however, that this Contract itself shall neither prevent nor compel such participation.


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                                   ARTICLE III

                        COVENANTS AND CONSULTING CONTRACT

            3.1 Covenants. Executive shall be subject to the following covenants and obligations:

                  3.1.1 Nondisclosure. While employed by Bromar, Executive has had and will have access to Confidential Information relating to Bromar's present and anticipated business operations. Executive shall at no time either during or after his employment by Bromar disclose, communicate or use any Confidential Information which Executive learns as a result of his employment by Bromar, except to the extent required by his performance of duties for Bromar, unless he obtains Bromar's prior written consent to do so.

                  3.1.2 Return of Company Property. Upon the termination of Executive's employment for any reason, Executive shall promptly relinquish and return to Bromar all Bromar property, including but not limited to automobiles, credit cards, computers, facsimile and telephone equipment, Confidential Information, and all files, correspondence, memoranda, diaries and other records, minutes, notes, manuals, papers and other documents and data, however prepared or memorialized, and all copies thereof, belonging to or relating to the business of Bromar, that are in Executive's custody or control whether or not they contain Confidential Information.

                  3.1.3 Noncompetition Covenant. While employed by Bromar, Executive shall not Compete or plan or prepare to Compete with Bromar. To the extent obligated pursuant to the provisions of ARTICLE IV, Executive shall not Compete with any Bromar line of business, for the interval following the termination of his employment in which he continues to receive any Salary Contract Benefit in any county in the United States, and in any territory or possession of the United States. If ARTICLE IV requires Executive to honor this noncompetition covenant following termination of his employment, then the consideration for Executive's performance of this covenant shall consist of all the payments and other benefits which this Contract requires Bromar to provide to Executive following his employment termination. Accordingly, if either

                  (a) Executive breaches this noncompetition covenant, or if


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                  (b) Executive challenges this covenant's validity, and a court or arbitrator enters a final order or judgment that this covenant is not enforceable,

then Bromar shall have no obligation to continue providing any such payments and benefits to Executive or his Beneficiary, and shall be entitled to recover the value of all payments and benefits previously provided to Executive for the interval following the date on which Executive engaged in conduct which had the intent or effect of Competing with Bromar.

                  3.1.4 Nonsolicitation Covenant. For a period of two (2) years following the termination of Executive's employment with Bromar for any reason, Executive shall not, directly or indirectly, solicit the services of any Bromar employee or otherwise induce or attempt to induce Bromar employees to leave their employment with Bromar.

                  3.1.5 Scope and Duration; Severability. Bromar and Executive understand and agree that the scope and duration of the covenants contained in this Section 3.1 are reasonable both in time and geographical area and are fairly necessary to protect the business of Bromar. Such covenants shall survive the termination of Executive's employment, except that the Section 3.1.3 noncompetition covenant shall remain in effect following such termination of employment only to the extent required by the provisions of ARTICLE IV. It is further agreed that such covenants shall be regarded as divisible and shall be operative as to time and geographical area to the extent that they may be made so and, if any part of such covenants is declared invalid or unenforceable, the validity and enforceability of the remainder shall not be affected.

                  3.1.6 Injunction. Executive understands and agrees that, due to the highly competitive nature of the food brokerage industry, the breach of any covenants set out in Section 3.1 will cause irreparable injury to Bromar for which it will have no adequate monetary or other remedy at law. Therefore, Bromar shall be entitled, in addition to such other remedies as it may have hereunder, to a temporary restraining order and to preliminary and permanent injunctive relief for any breach or threatened breach of the covenants without proof of actual damages that have been or may be caused hereby. In addition, Bromar shall have available all remedies provided under state and federal statutes, rules and regulations as well as any and all other remedies as may otherwise be contractually or equitably available.


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                  3.1.7 Assignment. Except as otherwise provided to the contrary in ARTICLE IV, Executive agrees that the covenants contained in this Section 3.1 shall inure to the benefit of any successor or assign of Bromar, with the same force and effect as if such covenant had been made by Executive with such successor or assign.

            3.2 Consulting Contract. To the extent required to do so by applicable provisions of ARTICLE IV, Executive hereby agrees to make himself available to perform, for the interval following the termination of his employment in which Executive continues to receive the Salary Contract Benefit, such consulting and advisory services for Bromar with respect to matters relevant to the food brokerage industry as may from time to time be reasonably requested by the Board. However, Executive shall not be required to render more than eight (8) hours of consulting services per month, and Bromar shall reasonably accommodate Executive's scheduling needs. Bromar shall not compensate Executive for the first eight hours of such consulting services in any single month if Executive is also receiving the Salary Contract Benefit pursuant to
ARTICLE IV. Bromar shall compensate Executive at the rate of One Hundred Dollars ($100.00) per hour (i) if Executive is not also receiving the Salary Contract Benefit, or (ii) if Executive spends more than eight hours in any single month performing such consulting services. Bromar shall reimburse Executive for his verified, reasonable expenses incurred in performing those services.

                                   ARTICLE IV

                           PAYOUT OF CONTRACT BENEFITS

            4.1 Termination of Employment. Executive's employment may be terminated at any time by either Executive or Bromar, for the reasons and with the consequences set out below. In the event of such termination, Executive may become entitled to payment of the Contract Benefits in accordance with the provisions of this ARTICLE IV. In any event, the provisions of ARTICLE II shall cease to have any force or effect upon the termination of Executive's employment, and the compensation and benefit provisions of this ARTICLE IV shall supersede and replace the provisions of ARTICLE II.

            4.2 Death. If Executive dies, his employment shall terminate on the date of his death.


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                  4.2.1 Contract Benefits. In such event, Bromar shall (i) pay
Executive's estate the Salary to the date of Executive's death, within thirty
(30) days, and (ii) continue to have the obligations described in Sections 2.2.4 and 2.2.5, to the extent those benefits are available under those plans then in effect.

            4.3 Permanent Disability. Either Bromar or Executive may terminate Executive's employment, upon thirty (30) days prior notice, by reason of his Permanent Disability.

                  4.3.1 Covenants. Following such termination of employment Executive shall remain subject to the covenants and obligations set forth in Sections 3.1 (other than Section 3.1.3) and 3.2.

                  4.3.2 Contract Benefits. Executive shall be entitled to receive payment of ninety days' Salary, less applicable withholding, in a lump sum within sixty (60) days after the termination date of Executive's employment under this Section 4.3. In addition, Executive shall be entitled to receive the Contract Benefits described in Sections 1.7(ii) through 1.7(iv) on the terms stated in those provisions, in consideration for Executive's covenants in Sections 3.1.

            4.4 Termination by Bromar for Cause. Bromar may terminate Executive's employment for Cause.

                  4.4.1 No Contract Benefits. Following the termination of Executive's employment for Cause, Executive shall not perform any of the services described in Section 2.1, nor shall he have the right to receive any Contract Benefits, but he and his eligible dependents shall be entitled, at their sole cost, to receive continued health care coverage to which they may be entitled by law ("COBRA Coverage").

                  4.4.2 Covenants. Following such termination for Cause, Executive shall comply with all his covenants and obligations under Sections 3.1 and 3.2, unless within ten (10) days following the termination of his employment Bromar notifies him in writing, as provided in Section 5.4, of its election to waive its right to enforce Section 3.1.3. Unless Bromar so waives Executive's compliance with Section 3.1.3, Bromar shall, as consideration for Executive's
Section 3.1.3 covenant, compensate Executive by paying the Salary in equal bi-weekly installments (beginning on his termination date) for the interval specified in Section 1.7(i).


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            4.5 Termination by Executive Without Cause. Executive may terminate his employment at any time without cause, i.e., for grounds other than those described in paragraphs 4.2, 4.3, 4.4, 4.6, and 4.7.

                  4.5.1 No Contract Benefits. Following Executive's termination of employment under this Section 4.5, Executive shall not perform any of the services described in Section 2.1, nor shall he receive any Contract Benefits, but he and his eligible dependents shall be entitled, at their sole cost, to COBRA Coverage.

                  4.5.2 Covenants. Following such termination of employment without cause, Executive shall comply with all his covenants and obligations under Sections 3.1 and 3.2, unless within ten (10) days following the termination of his employment Bromar notifies him in writing, as provided in
Section 5.4, of its election to waive its right to enforce Section 3.1.3. Unless Bromar so waives Executive's compliance with Section 3.1.3, Bromar shall, as consideration for Executive's Section 3.1.3 covenant, compensate Executive by paying the Salary in equal bi-weekly installments (beginning on his termination date) for the interval specified in Section 1.7(i).

            4.6 Change of Control. Executive may terminate his employment in connection with a Change of Control, provided such termination is, pursuant to written notice delivered to Bromar, effected at least six (6) months but no more than one (1) year after such Change of Control.

                  4.6.1 Covenants. Following such termination of employment, Executive shall comply with all his covenants and obligations under Sections 3.1 and 3.2.

                  4.6.2 Contract Benefits. Executive shall be entitled to all of the Contract Benefits, with the Salary Contract Benefit to be paid in a lump sum within sixty (60) days after the termination date of Executive's employment.

            4.7 Constructive Termination. Executive may terminate his employment within six (6) months after any event qualifying as a Constructive Termination under Section 1.6.

                  4.7.1 Covenants. Following such termination of employment, Executive shall not perform any further services for Bromar and shall have no


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obligation to perform his covenants under Section 3.1.3 or his consulting agreement under Section 3.2.

                  4.7.2 Contract Benefits. Upon Executive's termination of employment under this Section 4.7, Executive shall become entitled to all of the Contract Benefits, as a severance benefit and in lieu of any other severance program which Bromar observes at that time, with the Salary Contract Benefit to be paid in a lump sum within sixty (60) days after his termination date.

            4.8 Termination by Bromar Without Cause. Bromar may terminate Executive's employment at any time for reasons other than those described in Sections 4.2, 4.3 and 4.4.

                  4.8.1 Contract Benefits. Upon such termination of employment, Executive shall become entitled to all of the Contract Benefits, with the Salary Contract Benefit to be paid in a lump sum within sixty (60) days after his termination date, as a severance benefit and in lieu of any other severance program which Bromar observes at that time.

                  4.8.2 Covenants. Following the termination of Executive's employment pursuant to this Section 4.8, Executive shall not perform any further services for Bromar and shall have no obligation to perform his covenants under
Section 3.1.3 or his consulting agreement under Section 3.2.

            4.9 Withholding. All payments made to Executive or his Beneficiary pursuant to the provisions of this ARTICLE IV shall be subject to withholding by Bromar of such amounts for income and other payroll taxes and deductions as Bromar may reasonably determine should be withheld pursuant to applicable laws and regulations.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

            5.1 Entire Contract. This Contract contains the entire agreement and understanding between Executive and Bromar regarding the terms and conditions of his employment with Bromar and the benefits to which he may become entitled upon the termination of such employment, and supersedes and replaces all


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Prior Contracts as well as any other negotiations, understandings and representations regarding the terms and conditions of his employment or termination benefits. This Contract may not be modified except by a writing executed by both Executive and Bromar.

            5.2 Assignment by Bromar. This Contract shall be binding upon and shall inure to the benefit of any successors or assigns of Bromar. As used in this Contract, the term "successor" includes any Person into which Bromar is merged.

            5.3 Arbitration. Any controversy, question or dispute arising out of or relating to the construction, application or enforcement of this Contract or arising out of Executive's employment by Bromar shall be settled by binding arbitration, unless then-current controlling law prevents enforcement of an agreement to arbitrate that particular dispute. The parties may agree to use any arbitrator or ADR entity, but if they fail so to agree within fifteen (15) days after one party first notifies the other of his or its intent to arbitrate, then the arbitration shall proceed before the American Arbitration Association. The venue of the arbitration shall be the city where Executive was employed by Bromar at the time his employment terminated. Among the disputes which are to be settled by arbitration are any claims by Executive that the termination of his employment (a) breached any express or implied contract of employment or covenant of good faith and fair dealing, or (b) resulted from discrimination prohibited by state, federal or local law based on his age, race, national origin, gender, disability, sexual preference, or religion. It is the intention of both parties that Executive's sole remedy for termination of his employment shall be Bromar's payments of the amounts and provision of the benefits due to Executive pursuant to the applicable provision of ARTICLE IV, except to the extent that controlling law requires the arbitrator to award some additional remedy to a prevailing plaintiff other than back pay and benefits. The parties hereby waive any statutory right to recover attorney's fees in any arbitration proceeding in which this Contract is at issue, and adopt instead the attorney's fee provisions of Section 5.8 of this Contract.

                  5.3.1 Appointment of Arbitrator. Within thirty (30) days after the delivery of written notice of any such dispute from one party to the other, Bromar and Executive shall agree on the identity of the arbitrator. If they fail to do so, then the American Arbitration Association shall appoint the arbitrator.

                  5.3.2 Finality. The determination of the arbitrator shall be final and conclusive on Executive and Bromar.


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                  5.3.3 Procedure; Forum: Waiver of Jury Trial. The arbitration shall be conducted in accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association. Executive and Bromar each hereby waive any right to trial by jury of any such dispute. Notwithstanding the foregoing provisions, however, nothing in this Contract shall limit or waive Bromar's rights under Section 3.1.6 to obtain injunctive relief in any court of competent jurisdiction.

                  5.3.4 Discovery. The parties shall be entitled to avail them selves only of such discovery procedures as the arbitrator permits.

            5.4 Notices. Any notice provided for by this Contract and any other notice, demand, designation or communication which either party may wish to send to the other ("Notices') shall be in writing and shall be deemed to have been properly given if served by (i) personal delivery, (ii) registered or certified mail, return receipt requested in a sealed envelope, postage and other charges prepaid, or (iii) telegram, telecopy, telex, facsimile or other similar form of transmission followed by delivery pursuant to clause (i) or (ii), in each case addressed to the party for which such notice is intended as follows:

      If to Bromar:     Chairman of the Board
                        Bromar Inc.
                        15 Corporate Plaza
                        Newport Beach, CA 92660
                        FAX: (714) 640-5813

      If to Executive:  Jeffrey B. Hill
                        1456 - 185th Avenue NE
                        Bellevue, WA 98008
                        FAX: (___)_______

                  5.4.1 Change of Address. Any address or name specified in this
Section 5.4 may be changed by a Notice given by the addressee to the other party in accordance with this Section 5.4.

                  5.4.2 Effective Date of Notice. All Notices shall be given and effective as of the date of personal delivery thereof or the date of receipt set forth on the return receipt. The inability to deliver because of a changed address of which no Notice' was given or rejection or other refusal to accept any Notice shall be deemed


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to be the receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept.

            5.5 Indemnification of Executive. Bromar shall hold harmless, defend and indemnify Executive to the maximum extent permitted by Section 317 of the California Corporations Code and by Bromar's by-laws, both during and after Executive's employment by Bromar, for so long as Executive shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, or investigative, by reason of the fact that Executive was an officer or employee of Bromar. After notice from Bromar to Executive of Bromar's election to assume the defense of any action, Bromar will not be liable to Executive under this Contract for any legal or other expenses subsequently incurred by Executive in connection with the defense thereof other than as provided below. Executive may employ his own counsel at Bromar's expense only if (i) employment of counsel by Executive has been authorized by Bromar,
(ii) Executive shall have reasonably concluded that there may be a conflict of interest between Bromar and Executive in the conduct of the defense of such action, or (iii) Bromar shall not in fact have employed counsel to assume the defense of such action. Bromar shall not be liable to indemnify Executive under this Contract for any amounts paid in settlement of any action or claim effected without its written consent. Bromar shall not settle any action or claim in any manner which would impose any penalty or limitation on Executive without Executive's written consent. Neither party will unreasonably withhold consent to any proposed settlement.

            5.6 Governing Law; Jurisdiction. This Contract shall be construed in accordance with and governed by the laws of the state in which Executive was most recently employed by Bromar, without reference to its choice of law rules.

            5.7 Severability. In the event any provision or provisions of this Contract is or are held invalid, the remaining provisions of this Contract shall not be affected thereby. In the event that any provision is held to be overly broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and the intentions of the parties hereunder.

            5.8 Attorney's Fees and Expenses. If any arbitration proceeding is commenced following Executive's termination of employment, the prevailing party shall be entitled to recover its reasonable attorney's fees, costs and all other expenses incurred in connection with the arbitration.


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            IN WITNESS WHEREOF, this Employment Contract has been executed and delivered by the parties as of the 18th day of October, 1996.


                                 /s/ Jeffrey B. Hill
                                 -----------------------------------------------
                                 Executive


                                 BROMAR INC.


                                 By: /s/
                                     -------------------------------------------
                                 Its: Vice President and Chief Financial Officer